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                                                                     EXHIBIT 4.4


                   THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT
                            AND SENIOR DISCOUNT NOTES

         This Third Amendment to Note Purchase Agreement and Senior Discount Notes dated as of October 26, 2001 (this "Amendment") is by and among Ampex Data Systems Corporation (the "Issuer"), Ampex Corporation (the "Guarantor"), the entities identified as "Purchasers" on the signature pages hereto (the "Purchasers"), and DDJ Capital Management, LLC as agent (the "Holders' Agent") for the Purchasers and the other holders from time to time of the Senior Discount Notes (defined below).

         WHEREAS, the Issuer, the Guarantor, the Purchasers and the Holders' Agent are parties to a certain Note Purchase Agreement dated as of November 6, 2000 (as amended, the "Note Purchase Agreement") with respect to $8,919,555.56 aggregate principal amount of Senior Discount Notes of the Issuer (the "Senior Discount Notes"); and

         WHEREAS, the parties have entered into (i) an Amendment to Note Purchase Agreement and the Senior Discount Notes, dated as of May 30, 2001 (the "First Amendment"), pursuant to which, among other things, the stated maturity date of the Senior Discount Notes was extended from May 30, 2001 to August 31, 2001, and (ii) a Second Amendment to Note Purchase Agreement and the Senior Discount Notes, dated as of August 13, 2001 (the "Second Amendment"), pursuant to which, among other things, the stated maturity date of the Senior Discount Notes was extended from August 31, 2001 to October 31, 2001; and

         WHEREAS, the Issuer and Sherborne & Company Incorporated, a Delaware corporation ("SCI"), propose to enter into a Loan Agreement (the "SCI Loan Agreement") to be in substantially the form of Exhibit A to this Amendment, which provides, among other things, for the making of working capital loans ("Loans") by SCI, at its discretion, to Issuer, from time to time in an aggregate amount up to $2,500,000, such Loans to be (i) evidenced by a Secured Promissory Note to be in substantially the form of Annex A to the SCI Loan Agreement (the "SCI Note"), (ii) secured by a lien and security interest in favor of SCI on certain "Collateral" of Issuer more fully described in the Security Agreement to be in substantially the form of Annex B to the SCI Loan Agreement (the "SCI Security Agreement"), and (iii) guaranteed by Guarantor pursuant to a Guarantee Agreement to be in substantially the form of Annex C to the SCI Loan Agreement (the "SCI Guarantee Agreement"); and

         WHEREAS, the Issuer and the Guarantor have requested that the Purchasers and the Holders' Agent agree to further amend the Note Purchase Agreement and the Senior Discount Notes (i) to extend the stated maturity date of the Senior Discount Notes from October 31, 2001 to March 31, 2002, and (ii) to permit the Issuer and the Guarantor to enter into and perform their respective obligations under the SCI Loan Agreement, the SCI Note, the SCI Security Agreement and the SCI Guarantee Agreement without giving rise to any default under the Note Purchase Agreement or the Senior Discount Notes; and

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          WHEREAS, the Purchasers and the Holders' Agent are willing to amend the Note Purchase Agreement and the Senior Discount Notes as requested on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

          1. Capitalized terms used herein without definition shall have the meanings set forth in the Note Purchase Agreement, the First Amendment or the Second Amendment, as applicable.

          2. Notwithstanding anything to the contrary set forth in the Note Purchase Agreement, the Senior Discount Notes, the First Amendment, the Second Amendment or the Letter Agreement (as defined in the First Amendment), the parties hereto do hereby agree that:

                    (a) The Senior Discount Notes shall mature and be due and
               payable in full on the earliest to occur of (i) March 31, 2002,
               (ii) a Mandatory Redemption Date, or (iii) a Designated Voluntary Redemption Date (the earliest to occur of any of the foregoing being hereinafter referred to as the "Redemption Date");

                    (b) On June 1, 2001, the Senior Discount Notes shall be
               deemed to have had an Accreted Value of $1,000 per $1,000 principal amount of Senior Discount Notes;

                    (c) The Senior Discount Notes shall cease to accrete in
               value from and after June 1, 2001 and instead, from June 2, 2001 through the Redemption Date, interest shall accrue on the unpaid Accreted Value of the Senior Discount Notes at a rate of twenty percent (20%) per annum, compounding on April 30th and October 31st of each year, and based on an annual period of twelve 30-day months, which interest shall be due and payable in full in cash on the Redemption Date; provided that if for any reason the interest or other amounts payable in respect of the Senior Discount Notes or otherwise under the Note Purchase Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which may be lawfully charged, then the obligation of the Issuer to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the Issuer; and

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                    (d) If the Issuer fails to pay to the Holders of the Senior
               Discount Notes on or before the Redemption Date cash in an amount equal to the sum of (A) the Accreted Value of the Senior Discount Notes as of June 1, 2001, and (B) accrued and unpaid interest on such Accreted Value as set forth above in Section 2(c) of this Amendment, interest shall accrue on the unpaid portion of the Accreted Value of the Senior Discount Notes (and on the unpaid portion of accrued interest) at the Default Rate for each day from and after the Redemption Date until the entire Accreted Value of the Senior Discount Notes and all accrued interest thereon, shall have been paid in full.

          3. Section 1.1 of the Note Purchase Agreement is hereby amended by adding the following terms:

               "`Hillside' means Hillside Capital Incorporated."
                 --------

               "`Hillside Agreement' means the Agreement dated as of December 1,
                 ------------------
          1994 (effective November 22, 1994), as amended, by and among the Issuer, the Guarantor, Hillside and certain other parties named therein, which provides, among other things, that if Hillside shall make requested contributions to certain employee benefit plans of the Guarantor, the Guarantor shall issue certain Contribution Notes (as defined in the Hillside Agreement) and the Issuer and other members of the Ampex Group (as defined in the Hillside Agreement) shall guarantee the payment of such Contribution Notes.

               "`SCI' means Sherborne & Company Incorporated."
                 ---

               "`SCI Guarantee Agreement' means the Guarantee Agreement to be
                 -----------------------
          entered into by the Guarantor and SCI on or about October 29,2001 pursuant to which the Guarantor shall guaranty the payment and performance by the Issuer of all obligations of the Issuer under the SCI Loan Agreement, the SCI Security Agreement and the SCI Note."

               "`SCI Loan Agreement' means the Loan Agreement to be entered
                 ------------------
          into by the Issuer and SCI on or about October 29, 2001 pursuant to which SCI shall from time to time make working capital loans to the Issuer in an aggregate amount up to $2,500,000."

               "`SCI Note' means the Secured Promissory Note to be issued by
                 --------
          the Issuer to SCI on or about October 29, 2001 in the maximum principal amount of $2,500,000."

               "`SCI Security Agreement' means the Security Agreement to be
                 ----------------------

          entered into by the Issuer and SCI on or about October 29, 2001 pursuant to which the Issuer shall grant in favor of SCI as security for the obligations of the Issuer under

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          the SCI Loan Agreement and the SCI Note, liens and security interests on substantially all of the Issuer's properties and assets other than the Colorado Facility and the related Property subject to the liens in favor of the Holders' Agent under the Colorado Deed of Trust."

          4. Section 8.1 of the Note Purchase Agreement is hereby amended by deleting existing Section 8.1 in its entirety and replacing it with the following new Section 8.1:

               "8.1 Borrowing. Create, incur, assume or suffer to exist any
                    ---------
          liability for Indebtedness for Borrowed Money except: (a) the Senior Discount Notes; (b) the 12% Senior Notes; (c) purchase money Indebtedness and Capital Leases; (d) existing Indebtedness identified on Schedule 8.1; (e) Indebtedness of any Restricted Subsidiary to the Guarantor or to any other Restricted Subsidiary of the Guarantor and Indebtedness of the Guarantor to any Restricted Subsidiary, in each case, incurred in the ordinary course of business and consistent with past practices; (f) Indebtedness of the Issuer and the Guarantor to Ampex Finance Corporation incurred after the Closing Date under the Inter-Company Loan Agreement described in Schedule 1.1; (g) unsecured Indebtedness of the Guarantor or any Restricted Subsidiary to Hillside arising pursuant to the terms of the Hillside Agreement in an aggregate outstanding amount not to exceed $2,000,000 and evidenced by Contribution Notes (as defined in the Hillside Agreement), including any guarantees of the Contribution Notes executed by the Issuer or any Restricted Subsidiary pursuant thereto; provided that none of the Issuer, the Guarantor or any Restricted Subsidiary shall make any payments to Hillside in respect of such Indebtedness, such Contribution Notes or such guarantees prior to the repayment in full of the entire Accreted Value of the Senior Discount Notes and all accrued interest thereon, except that if no Default or Event of Default shall have occurred and be continuing under this Agreement or the Senior Discount Notes, the Guarantor and the Restricted Subsidiaries shall be permitted to make monthly payments of interest only in respect of such Contribution Notes at the rate and in accordance with the terms thereof and of the Hillside Agreement; and
          (h) Indebtedness of the Issuer to SCI under the SCI Loan Agreement and the SCI Note in an aggregate outstanding amount not to exceed $2,500,000, and Indebtedness of the Guarantor arising pursuant to the SCI Guarantee Agreement."

          5. Section 8.2 of the Note Purchase Agreement is hereby amended by deleting existing Section 8.2 in its entirety and replacing it with the following new Section 8.2:

               "8.2 Liens.  Create, incur, assume or suffer to exist any Lien
                    -----
          upon any of its Property, whether now owned or hereafter acquired, except (i) Permitted Liens and (ii) Liens on Property of the Issuer securing the obligations of the Issuer

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          under the SCI Loan Agreement and SCI Note pursuant to the terms of the
          SCI Security Agreement, provided that such Liens pursuant to this clause (ii) shall not extend to the Colorado Facility or any related Property of the Issuer subject to the liens in favor of the Holders' Agent under the Colorado Deed of Trust."

          6.   Section 8.6 of the Note Purchase Agreement is hereby amended by deleting existing Section 8.6 in its entirety and replacing it with the following new Section 8.6:

                    "8.6 Payments of Indebtedness for Borrowed Money. Make any
                         -------------------------------------------
          payment or prepayment on account of any Indebtedness for Borrowed Money other than on the Senior Discount Notes, except that (a) the Issuer may make payments of principal and interest on account of the obligations of the Issuer under the SCI Loan Agreement and the SCI Note, (b) the Guarantor and its Subsidiaries may make regularly scheduled payments of principal and interest (but no prepayments) on account of the other Indebtedness permitted under Section 8.1 above, and (c) the Guarantor and its Subsidiaries may make payments of principal and interest on account of intercompany Indebtedness owing from (i) the Guarantor to any of its Subsidiaries, (ii) any of the Guarantor's Subsidiaries to the Guarantor, or (iii) any of the Guarantor's Subsidiaries to any of the Guarantor's other Subsidiaries."

          7. The Guarantor hereby acknowledges, confirms, ratifies and agrees that (i) pursuant to the provisions of Article XIV of the Note Purchase Agreement, the Guarantor has guaranteed the obligations of the Issuer under the Note Purchase Agreement and the Senior Discount Notes, (ii) as security for the obligations of the Issuer and the Guarantor under the Note Purchase Agreement, the Guarantor has granted to the Holders' Agent for the benefit of the Holders, pursuant to the Guarantor Security Agreement, a security interest in all of the right, title and interest now owned or hereafter acquired by the Guarantor in various royalties, license fees, receivables and other payments as set forth therein, and (iii) the Note Purchase Agreement and the Guarantor Security Agreement are presently and, after giving effect to this Amendment, will continue to be valid and binding obligations of the Guarantor enforceable in accordance with their respective terms.

          8. This Amendment shall become effective on the date that each of the following conditions has been fulfilled to the satisfaction of the Holders' Agent, provided that any or all of the following conditions may be waived, in whole or in part, by the Holders' Agent in its sole discretion:

                    (a) The Issuer, the Guarantor, the Purchasers and the
               Holders' Agent shall have executed and delivered to the Holders' Agent an original of this Amendment;

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               (b)  The Issuer and SCI shall have executed and delivered the SCI
          Loan Agreement and all conditions precedent to the funding of loans by SCI under the SCI Loan Agreement (other than the effectiveness of this Amendment) shall have been satisfied or waived by SCI; and

               (c) The Issuer and the Guarantor shall have executed and delivered to the Holders' Agent such additional documents as the Holders' Agent may reasonably request, including without limitation, an amendment to the May 23, 2001 letter agreement from Hillside Capital Corporation extending Hillside Capital Corporation's waiver of its right to obtain a mortgage on the Colorado Facility until the thirtieth (30th) day next following the extended maturity date of the Senior Discount Notes, each of which additional documents shall be in form and substance reasonably satisfactory to the Holders' Agent.

     9. Each of the Issuer and the Guarantor acknowledges, represents and warrants that neither the Issuer nor the Guarantor has any claim, cause of action, defense, or right of set off against the Purchasers or the Holders' Agent, and, to the extent that either the Issuer or the Guarantor has any such rights, each of the Issuer and the Guarantor hereby releases, waives, and forever discharges the Purchasers and the Holders' Agent (together with their predecessors, successors and assigns) from each action, cause of action, suit, debt, defense, right of set off, or other claim whatsoever, in law or in equity, known or unknown against the Purchasers or the Holders' Agent.

     10. This Amendment may be executed in counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

     11. This Amendment shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts. If any provision of this Amendment is in conflict with a statute or rule of the law of The Commonwealth of Massachusetts, or is otherwise unenforceable for any reason whatsoever, such provision shall be deemed null and void to the extent of such conflict or unenforceability, but shall be deemed separable from and shall not invalidate any other provisions of this Amendment.

         This Amendment contains the final, complete, and exclusive expression of the understandings between the parties regarding the transaction contemplated by this Amendment.

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          IN WITNESS WHEREOF, each of the undersigned parties through their authorized representatives has executed and delivered this Amendment as an instrument under seal as of the date set forth above.

                          "ISSUER"

                          AMPEX DATA SYSTEMS CORPORATION


                          By: /s/ Craig L. McKibben
                             ---------------------------------------------------
                             Name:  Craig L. McKibben
                             Title: Vice President

                          "GUARANTOR"

                          AMPEX CORPORATION


                          By: /s/ Craig L. McKibben
                             ---------------------------------------------------
                             Name:  Craig L. McKibben
                             Title: Vice President

                          "PURCHASERS"

                          B III CAPITAL PARTNERS, L.P.

                          By: DDJ Capital III, LLC, its General Partner
                          By: DDJ Capital Management, LLC, Manager

                          By: /s/ David J. Breazzano
                             ---------------------------------------------------
                             Name:  David J. Breazzano
                             Title: Member

                          III-A CAPITAL PARTNERS, L.P.

                          By: GP III-A, LLC, its General Partner
                          By: DDJ Capital Management, LLC, Manager

                          By: /s/ David J. Breazzano
                             ---------------------------------------------------
                             Name:  David J. Breazzano
                             Title: Member

                                       7

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                    State Street Bank & Trust, solely in its capacity as
                    Custodian for General Motors Employees Global Group Pension Trust as directed by DDJ Capital Management, LLC, and not in its individual capacity

                    By: /s/ Joseph Gately
                       ----------------------------------------------------
                       Name:  Joseph Gately
                       Title: Assistant Secretary, as Trustee for
                              General Motors Employees Global
                              Group Pension Trust

                    "HOLDERS' AGENT"

                    DDJ Capital Management, LLC, in its capacity as Agent for the Purchasers and the other holders from time to time of Senior Discount Notes

                    By: /s/ David J. Breazzano
                       -----------------------------------------------------
                       Name:  David J. Breazzano
                       Title: Member

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